UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 12, 2006

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2006, the Company extended a written offer of employment (“Offer Letter”) to Mr. Mohan Maheswaran. Mr. Maheswaran accepted this offer as of March 12, 2006. The Offer Letter provides that Mr. Maheswaran will serve on an at-will basis as the Company’s President and Chief Executive Officer, effective as of April 3, 2006 (“Start Date”). He would also join the Company’s Board of Directors as of the Start Date.

Key elements of the compensation package provided by the Offer Letter are:

•	an annual base salary of $400,000
•

participation in the Company’s Cash Bonus Incentive Plan, with an annual target award level of 125% of base salary upon attainment of individual goals and the Company’s Annual Business Plan and the opportunity to increase the award to 200% of base salary upon attainment of individual goals and the Company’s stretch goal Annual Business Plan (with a guaranteed minimum fiscal year 2007 bonus equal to 50% of base salary, pro-rated for the number of months employed during fiscal year 2007). Additional information regarding this bonus plan is provided below.

•

participation in the Semtech Executive Compensation Plan, a non-qualified deferred compensation plan, with the opportunity to annually defer 100% of base salary and receive Company matching on the first 20% of the deferrals

•	four weeks of vacation annually
•	auto allowance
•	participation in broad-based benefit plans and programs generally available to the Company’s salaried employees
•	relocation assistance, including a gross-up to offset any tax liability for any imputed income
•	reimbursement of up to $15,000 for legal fees in connection with negotiation of the Offer Letter.

As an inducement to join the Company, the Offer Letter also provides that the following equity awards (“Equity Awards”) will be made to Mr. Maheswaran on his Start Date:

•	a time-vested restricted stock award for 100,000 shares of the Company’s common stock (“Shares”)
•	a non-qualified, time-vested stock option for 250,000 Shares
•	a non-qualified, performance-vested stock option for 250,000 Shares

In accordance with NASDAQ requirements, further information regarding these inducement Equity Awards will be provided in conjunction with their issuance on the Start Date.

The Offer Letter provides for the following severance benefits for Mr. Maheswaran if the Company terminates his employment other than for death, disability, or Cause (as defined in the Offer Letter) or Mr. Maheswaran resigns for Good Reason (as defined in the Offer Letter) within 30 days of an event that constitutes Good Reason:

•	twelve months of base salary
•	up to 12 months of medical, dental, life, and long-term disability insurance (or cash equivalent)
•	to the extent not already vested, an additional 25% of the Equity Awards would become fully vested

The above severance benefits are contingent upon Mr. Maheswaran’s execution of a release agreement (“Release”), the form of which is attached to the Offer Letter, and his compliance with the restrictive covenant contained in the Offer Letter regarding employment with, or consultation for, the Company’s competitors.

The Offer Letter provides the following severance benefits for Mr. Maheswaran if within twelve months of a Change in Control (as defined in the Offer Letter) the Company terminates his employment other than for death, disability or Cause or he resigns for Good Reason within 30 days of an event that constitutes Good Reason:

•	two times annual base salary
•	two times annual target bonus
•	pro-rated target bonus for the fiscal year of the termination
•	up to twenty-four months of medical, dental, life, and long-term disability insurance (or cash equivalent)
•	to the extent not already vested, all of the Equity Awards would become fully vested
•	to the extent any severance payment after a Change in Control is subject to an excise tax, a gross-up payment with respect to the excise tax

These Change in Control severance benefits are contingent upon Mr. Maheswaran’s execution of a Release.

As stated above, Mr. Maheswaran would become a member of the Board of Directors on the Start Date. The Offer Letter provides that the Company’s failure to nominate him to stand for election as a Director at the Company’s next annual meeting of shareholders to be held in June 2006 or for subsequent re-election for so long as he is the Company’s Chief Executive Officer and an incumbent Director, would constitute Good Reason under the Offer Letter, unless such nomination were prohibited by law or by any listing standard applicable to the Company.

The foregoing description of the terms of the Offer Letter does not purport to be complete and is qualified in its entirety by Offer Letter attached as Exhibit 10.1 and incorporated herein by reference.

The press release issued by the Company on March 13, 2006 in connection with this matter is attached hereto as Exhibit 99.1.

Additional information regarding the Cash Bonus Incentive Plan (“Plan”):

The material elements of the Plan are set forth in the Form 8-K filed by the Company on March 1, 2006. In conjunction with the Offer Letter, the Compensation Committee of the Board of Directors has determined the percentage of the Company’s Annual Business Plan that must be achieved in fiscal year 2007 in order to use 100% as the CEO Corporate Performance Factor under the Plan and has established a formula for generating the CEO Corporate Performance Factor for lesser and superior performance against the Annual Business Plan.

Mr. Maheswaran’s target award for fiscal year 2007 is 125% of base salary.

The Plan does not provide for minimum awards for any participant. However, the Offer Letter authorized by the Compensation Committee guarantees Mr. Maheswaran a minimum bonus for fiscal year 2007 equal to 50% of his base salary, pro-rated for the number of months employed during fiscal year 2007.

The Plan limits awards under the Plan to 205% of the target award. Mr. Maheswaran is eligible to earn up to approximately 160% of his target award (200% of base salary) if, as stated in the Offer Letter, his personal objectives are achieved and the Company achieves its stretch goal Annual Business Plan. Mr. Maheswaran’s maximum possible bonus for fiscal year 2007 under the Plan would be 205% of target (256.25% of base salary) if the stretch goal Annual Business Plan were exceeded and/or if the Compensation Committee exercised its discretion under the Plan to adjust the award.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)   Appointment of a new principal executive officer and president

(1) As agreed March 12, 2006, Mr. Maheswaran will serve as the Company’s President and Chief Executive Officer beginning April 3, 2006.

(2) Mr. Maheswaran, age 42, will serve as the Company’s President and Chief Executive Officer beginning April 3, 2006. His employment will be on an at-will basis, meaning that he will serve at the discretion of the Board of Directors. There is no family relationship between Mr. Maheswaran and any other director or executive officer of the Company. Other than the Offer Letter, there are no related party transactions, as described in Item 404(a) of Regulation S-K, with respect to Mr. Maheswaran. Mr. Maheswaran does not now serve on the board of directors of any company, although as described in (d) below, he will join the Board of Directors of the Company on his Start Date.

Mr. Maheswaran served as Executive Vice President, General Manager of Intersil Corporation, a company that designs and manufactures analog semiconductors, from June 2002 until his resignation in March 2006 to accept employment with the Company. He was employed by Elantec Semiconductor, Inc., a company that designed and manufactured analog integrated circuits before its acquisition by Intersil in May 2002, as Vice President of Marketing, Business Development and Corporate Strategy from June 2001 to May 2002 and as Vice President of Business Development and Corporate Strategy from January 2001 to June 2001. He has also been employed by Allayer Communications, a communications IC startup acquired by Broadcom; IBM Microelectronics; Texas Instruments; Hewlett Packard and Nortel Communications.

(3) With respect to the terms of Mr. Maheswaran’s at will employment, see Item 1.01 of this Form 8-K, which is incorporated here by reference.

(d) Election of a new director

(1) Mr. Maheswaran will join the Board of Directors on his Start Date.

(2) Mr. Maheswaran will be able to terminate his employment for Good Reason, and be entitled to severance benefits from the Company as described under Item 1.01 of this Form 8-K, if the Company fails to nominate him to stand for election as a Director at the Company’s annual meeting of shareholders to be held in June 2006 or for subsequent re-election for so long as he is the Company’s Chief Executive Officer and an incumbent Director, unless such nomination were prohibited by law or by any listing standard applicable to the Company.

(3) Mr. Maheswaran has not been named to any committees of the Board of Directors and is not expected to be named to any such committees.

(4) Other than the Offer Letter, there are no related party transactions, as described in Item 404(a) of Regulation S-K, with respect to Mr. Maheswaran.

Item 7.01.	Regulation FD Disclosure

On March 13, 2006, the Company issued a press release containing forward looking statements, including with respect to the start date of Mr. Maheswaran’s employment. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 (including the exhibit hereto) is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 (including the exhibit hereto) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to this Item 7.01 in such filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1	Employment Offer Letter to Mohan Maheswaran, accepted as of March 12, 2006

Exhibit 99.1	Press Release of the Company dated March 13, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2006	SEMTECH CORPORATION

By:	/s/ David G. Franz, Jr.
David G. Franz, Jr.
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document

Exhibit 10.1	Employment Offer Letter to Mohan Maheswaran, accepted as of March 12, 2006

Exhibit 99.1	Press Release of the Company dated March 13, 2006

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